UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 25, 2004

Date of report (date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-30260	77-0466366
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

624 E. Evelyn Avenue, Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

(408) 212-3400

(Registrant’s telephone number, including area code)

ITEM 4.	Change in Registrant’s Certifying Accountant

On March 25, 2004, eGain Communications Corporation, a Delaware corporation (“Company”) and the registrant herein, terminated the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent accountant.

The reports of E&Y on the financial statements of the Company for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that E&Y’s reports on the Company’s financial statements for the fiscal years ended June 30, 2003 and June 30, 2002, each contained an explanatory paragraph related to the Company’s ability to continue as a going concern.

In connection with its audits for each of the two most recent fiscal years and through March 25, 2004, the date of the Report, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in their report on the financial statements for such years.

The Company requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of this letter dated as of March 31, 2004 is attached hereto as Exhibit 16.1 to this Form 8-K.

On March 31, 2004, the Company appointed and engaged BDO Seidman, LLP (“New Accountant”) as the Company’s principal independent accountant to audit its financial statements. This change of independent accountants and the appointment and engagement of the New Accountant was approved by the Audit Committee of the Company’s Board of Directors at a meeting on March 25, 2004.

Neither the Company nor anyone engaged on its behalf has consulted with the New Accountant during its two most recent fiscal years nor during any subsequent interim period prior to the appointment of the New Accountant as auditor for the remainder of the fiscal year 2004 audit regarding (i) the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matters or reportable events as set forth in Items 304(a)(2)(i) and 304(a)(2)(ii) of Regulation S-K.

ITEM 7.	Financial Statements and Exhibits.

(c)	Exhibit 16.1.

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2004

eGain Communications Corporation

By:	/s/ ERIC N. SMIT
Name:	Eric N. Smit
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of March 31, 2004.